Exhibit 10.1

October 25, 2018

AGM Group Holdings Inc.

Room 2112, 1 Jinghua South Road, Wangzuo Plaza East Tower

Beijing, China 10020

Board of Directors,

Please accept my resignation as Independent Director and Chairman of Audit Committee at AGM Group Holdings Inc., effective from December 31, 2018.

I appreciate the opportunities from growth and development the company have provided during my tenure.

Please let know how I can be of help during the transition period. I wish the company the very best going forward.

Sincerely,